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                                  EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                                   ICO, INC.


       The undersigned natural person of the age of eighteen years or more, acting as the sole incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE

              The name of the corporation is ICO, Inc.

                                  ARTICLE TWO

              The period of its duration is perpetual.

                                 ARTICLE THREE

              The purpose or purposes for which the corporation is organized are:

                     To transact any and all lawful business for which
              corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

              The aggregate number of shares which the corporation shall have authority to issue is 50,500,000 shares, of which 500,000 shall be Preferred Stock, with no par value, and 50,000,000 shall be Common Stock, with no par value.

              The description of the authorized classes of stock and the preferences, designations, rights, privileges and powers, and the restrictions, limitations and qualifications thereof are as follows:

                     (a) The holders of Common Stock shall have identical rights and privileges in every respect.

                     (b) Each holder of Common Stock of record shall have one vote for each share of stock standing in his name on the books of the corporation. Cumulative voting shall not be allowed in the election of Directors or for any other purpose.
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                     (c)    With respect to the 500,000 shares of Preferred
              Stock, with no par value, the Board of Directors of the corporation shall be expressly authorized to establish series and fix and determine the variations and the relative rights and preferences as between series, and the Board of Directors of the corporation shall have authority to divide any or all of such classes into series and to fix and determine the relative rights and preferences of the shares of any series so established, all in accordance with V.A.T.S., Business Corporation Act, Article 2.13.

                     (d) No shareholder, either common or preferred, shall be entitled, as a matter of right, to exercise preemptive rights to acquire, purchase or subscribe for any unissued or treasury stock of the corporation.

                                  ARTICLE FIVE

              The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money paid, labor done, or property actually received.

                                  ARTICLE SIX

              The address of its initial registered office is 811 Dallas Avenue, Houston, Texas, 77002 and the name of its initial registered agent at such address is CT Corporation System.

                                 ARTICLE SEVEN

              The number of directors constituting the initial Board of Directors is ten (10) and the names and addresses of the persons who are to serve as directors of the corporation until the first annual meeting of the shareholders or until their successors are elected and qualified are:

                     NAME                                 ADDRESS
                     ----                                 -------
              Sylvia A. Pacholder                 11490 Westheimer, Suite 1000
                                                  Houston, Texas  77077

              Asher O. Pacholder                  11490 Westheimer, Suite 1000
                                                  Houston, Texas  77077

              William E. Cornelius                11490 Westheimer, Suite 1000
                                                  Houston, Texas  77077




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
              James E. Gibson                     11490 Westheimer, Suite 1000
                                                  Houston, Texas  77077

              Walter L. Leib                      11490 Westheimer, Suite 1000
                                                  Houston, Texas  77077

              William J. Morgan                   11490 Westheimer, Suite 1000
                                                  Houston, Texas  77077

              George S. Sirusas                   11490 Westheimer, Suite 1000
                                                  Houston, Texas  77077

              John F. Williamson                  11490 Westheimer, Suite 1000
                                                  Houston, Texas  77077

              William E. Willoughby               11490 Westheimer, Suite 1000
                                                  Houston, Texas  77077

              Robin E. Pacholder                  11490 Westheimer, Suite 1000
                                                  Houston, Texas  77077

                                 ARTICLE EIGHT

              The name and address of the incorporator is Edward G. Zizmont, Jr., c/o Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas 77002-6760.

                                  ARTICLE NINE

              1. If Paragraph 2 (below) is satisfied, no contract or other transaction between the corporation and any of its directors, officers or shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

              2.     Paragraph 1 (above) shall apply only if:

                     (a) the material facts of the relationship or interest of each such director, officer or shareholder are known or disclosed:

                            (i)    to the Board of Directors and it
                     nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining





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                     whether a quorum is present but not in calculating the
                     majority necessary to carry the vote; or

                            (ii) to the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

                     (b) the contract or transaction is fair to the corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board, or the shareholders.

              3. This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

                                  ARTICLE TEN

              The shareholders of the corporation hereby delegate to the Board of Directors power to adopt, alter, amend or repeal the Bylaws of the corporation; the power shall be vested exclusively in the Board of Directors and shall not be exercised by the shareholders.

                                 ARTICLE ELEVEN

              No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director of the corporation, except that this Article Eleven shall not eliminate or limit the liability of a director of the corporation for:

                     (i) a breach of such director's duty of loyalty to the corporation or its shareholders;

                     (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

                     (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

                     (iv) an act or omission for which the liability of a director is expressly provided by statute; or

                     (v) an act related to an unlawful stock repurchase or payment of a dividend.





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              Any repeal or amendment of this Article Eleven by the
       shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendment. Anything herein to the contrary notwithstanding, if the Texas Miscellaneous Corporation Laws Act is amended after approval by the shareholders of this Article Eleven to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act, as so amended from time to time.

       IN WITNESS WHEREOF, the undersigned has set his hand this 20th day of March, 1998.



                                                  /s/ EDWARD G. ZIZMONT, JR.
                                                  -----------------------------
                                                  Edward G. Zizmont, Jr.
                                                  Incorporator





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